UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 22, 2016

PETRICHOR CORP.
 (Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-198969 (Commission File Number)	30-0806514 (I.R.S. Employer Identification No.)

18801 Collins Avenue, Ste. 102-252
Sunny Isles Beach, FL 33160
(Address of Principal Executive Offices, Zip Code)

     (702) 605-0610
 (Registrant's Telephone Number, Including Area Code)

 N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|   | Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|   | Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|  |  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On April 22, 2016, Liudmila Shokhina, the principal shareholder of Petrichor Corp. (the “Company”), consummated the transactions contemplated by the Stock Purchase Agreement dated April 4, 2016, which provided for the sale of 5,000,000 shares of common stock of the Company (the “Shares”) to Chun-Hao Chang (the “Purchaser”). The consideration paid for the Shares, which represent 65.96% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $242,750. The source of the cash consideration for the Shares was personal funds of the Purchaser. In connection with the transaction, Mrs. Shokhina released the Company from all debts owed to her.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 22, 2016, in connection with the sale of the Shares, Liudmila Shokhina resigned from all her positions as the sole officer and director of the Company. The Board of Directors of the Company elected Chun-Hao Chang as President, Chief Executive Officer, Chief Financial Officer and Secretary and as a director of the Company, to serve until his successors are duly appointed and qualified.

Chun-Hao Chang, age 39, has been the has been president and a director since October 24, 2013 and chief executive officer since September 15, 2014 of Jishanye Inc.  Jishanye Inc. is a publicly traded company in the United States that offers death management services in Taiwan. Mr. Chang is also the chairman of Taiwan Life, and Taiwan Life Funeral Enterprises Ltd., companies in which he has a significant equity interest.  Taiwan Life Funeral Enterprises also provides funeral management services in Taiwan. Mr. Chang has been the chief executive officer of Taiwan Life since 2010.  Although Mr. Chang devotes a portion of his time to his other business activities, his principal business activity is as our chief executive officer.  Mr. Chang was the supervisor of Kaohsiung City Youth Career Development Association and The Port Junior Chamber from 2012 to 2013. Mr. Chang was selected as a director because of his business operations experience.

There are no arrangements or understandings between Chun-Hao Chang and any other persons pursuant to which he was selected as an officer or director of the Company.

Currently, and for the past ten years, Mr. Chang has not been involved in any legal proceeding concerning (i) any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (ii) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (iii) being subject to any order, judgment or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction permanently or temporarily enjoining, barring, suspending or otherwise limiting involvement in any type of business, securities or banking activity; or (iv) being found by a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law (and the judgment has not been reversed, suspended or vacated).

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit 10.1	Resignation of Liudmila Shokhina, dated April 22, 2015
Exhibit 10.2	Unanimous Consent of Board of Directors of Petrichor Corp. appointing Chun-Hao Chang as president, chief executive officer, chief financial officer, secretary and director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRICHOR CORP.

	By:	/s/ Chun-Hao Chang
Name: Chun-Hao Chang
Title: President and Chief Executive Officer

Date: April 26, 2016

EXHIBIT INDEX

Exhibit No.	Document Description
Exhibit 10.1	Resignation of Liudmila Shokhina, dated April 22, 2015
Exhibit 10.2	Unanimous Consent of Board of Directors of Petrichor Corp. appointing Chun-Hao Chang as president, chief executive officer, chief financial officer, secretary and director, dated April 22, 2016.